UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

The GC Net Lease REIT, Inc.

(Exact name of registrant as specified in its charter)

MD	26-3335705
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2121 Rosecrans Avenue, Suite 3321 El Segundo, CA 90245

(Address of principal executive offices, including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

None	None
(Title of each class to be so registered)	(Name of each exchange on which each class is to be registered)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: File No. 333-159167

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, Par Value $0.001 per share

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The GC Net Lease REIT, Inc. (the “Registrant”) hereby incorporates by reference herein the description of the Registrant’s common stock, $0.001 par value per share, set forth under the captions “Suitability Standards” and “Description of Shares” in the Prospectus contained in Post-Effective Amendment No. 5 to the Registrant’s Registration Statement on Form S-11, as declared effective by the Securities and Exchange Commission on April 26, 2011 (File No. 333-159167) and all amendments and supplements to such Registration Statement and supplements subsequently filed with the Securities and Exchange Commission, including any prospectus or prospectus supplement relating thereto filed subsequently pursuant to Rule 424(b) of the Securities Act of 1933, as amended.

Item 2. Exhibits.

The following exhibits to this Registration Statement on Form 8-A are incorporated by reference to the documents specified, which were filed previously with the Securities and Exchange Commission.

Exhibit No.	Description

3.1	Third Articles of Amendment and Restatement of The GC Net Lease REIT, Inc., incorporated by reference to Exhibit 3.1 to Pre-Effective Amendment No. 3 to the Registrant’s Registration Statement on Form S-11, filed on October 29, 2009, Commission File No. 333-159167

3.2	Bylaws of The GC Net Lease REIT, Inc., incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-11, filed on May 12, 2009, Commission File No. 333-159167

4.1	Form of Subscription Agreement and Subscription Agreement Signature Page, incorporated by reference to Appendix B to the Registrant’s Prospectus dated April 27, 2011, Commission File No. 333-159167

4.2	Distribution Reinvestment Plan, incorporated by reference to Appendix C to the Registrant’s Prospectus dated April 27, 2011, Commission File No. 333-159167

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

THE GC NET LEASE REIT, INC. April 29, 2011

By:	/s/ Joseph E. Miller
Joseph E. Miller Chief Financial Officer and Treasurer